May 30, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Basic Earth Science Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A2 report on May 30, 1997. We agree with the statements concerning our Firm in such Form 8-K/A2.

Very truly yours,

ARTHUR ANDERSEN LLP


Attachment